EXHIBIT 99.1

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

GENESIS ENERGY, L.P.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,155	$5,762
Accounts receivable - trade, net	268,090	171,550
Inventories	35,559	55,428
Other	20,991	19,798

Total current assets	328,795	252,538

FIXED ASSETS, at cost	374,479	373,339
Less: Accumulated depreciation	(114,120)	(108,283)

Net fixed assets	260,359	265,056

NET INVESTMENT IN DIRECT FINANCING LEASES, net of unearned income	167,225	168,438
EQUITY INVESTEES	340,325	343,434
INTANGIBLE ASSETS, net of amortization	115,394	120,175
GOODWILL	325,046	325,046
OTHER ASSETS, net of amortization	30,506	32,048

TOTAL ASSETS	$1,567,650	$1,506,735

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable - trade	$217,336	$165,978
Accrued liabilities	39,869	40,736

Total current liabilities	257,205	206,714

SENIOR SECURED CREDIT FACILITIES	389,500	360,000
SENIOR UNSECURED NOTES	250,000	250,000
DEFERRED TAX LIABILITIES	14,854	15,193
OTHER LONG-TERM LIABILITIES	5,643	5,564
COMMITMENTS AND CONTINGENCIES (Note 12)

PARTNERS’ CAPITAL:
Common unitholders, 64,615 units issued and outstanding at March 31, 2011 and December 31, 2010, respectively	650,448	669,264

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,567,650	$1,506,735

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

	Three Months Ended March 31,
	2011	2010
REVENUES:
Supply and logistics	$627,797	$423,371
Refinery services	47,546	29,502
Pipeline transportation services	14,455	13,658

Total revenues	689,798	466,531

COSTS AND EXPENSES:
Supply and logistics costs:
Product costs	597,139	392,191
Operating costs	24,225	23,866
Refinery services operating costs	29,586	16,227
Pipeline transportation operating costs	4,070	4,429
General and administrative	8,054	6,294
Depreciation and amortization	13,903	13,406
Net (gain) loss on disposal of surplus assets	(11)	80

Total costs and expenses	676,966	456,493

OPERATING INCOME	12,832	10,038
Equity in earnings of equity investees	3,197	182
Interest expense	(8,699)	(3,204)

Income before income taxes	7,330	7,016
Income tax expense	(300)	(691)

NET INCOME	7,030	6,325
Net loss attributable to noncontrolling interests	—	560

NET INCOME ATTRIBUTABLE TO GENESIS ENERGY, L.P.	$7,030	$6,885

NET INCOME ATTRIBUTABLE TO GENESIS ENERGY, L.P. PER COMMON UNIT:
Basic and Diluted	$0.11	$0.06

WEIGHTED AVERAGE OUTSTANDING COMMON UNITS:
Basic and Diluted	64,615	39,548

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF COMPREHENSIVE INCOME

(In thousands)

	Three Months Ended March 31,
	2011	2010
Net income	$7,030	$6,325
Change in fair value of derivatives:
Current period reclassification to earnings	—	280
Changes in derivative financial instruments - interest rate swaps	—	(204)

Comprehensive income	7,030	6,401
Comprehensive loss attributable to noncontrolling interests	—	522

Comprehensive income attributable to Genesis Energy, L.P.	$7,030	$6,923

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(In thousands)

	Partners’ Capital
	Number of Common Units	Common Unitholders

Partners’ capital, January 1, 2011	64,615	$669,264
Net income	—	7,030
Cash distributions	—	(25,846)

Partners’ capital, March 31, 2011	64,615	$650,448

	Partners’ Capital
	Number of Common Units	Common Unitholders	General Partner	Accumulated Other Comprehensive Loss	Non- Controlling Interests	Total Capital

Partners’ capital, January 1, 2010	39,488	$585,554	$11,152	$(829)	$23,056	$618,933
Comprehensive income:
Net income	—	2,814	4,071	—	(560)	6,325
Interest rate swap loss reclassified to interest expense	—	—	—	138	142	280
Interest rate swap loss	—	—	—	(100)	(104)	(204)
Cash contributions	—	—	37	—	—	37
Cash distributions	—	(14,251)	(2,328)	—	(2)	(16,581)
Contribution for executive compensation	—	—	(1,977)	—	—	(1,977)
Unit based compensation expense	98	20	—	—	—	20

Partners’ capital, March 31, 2010	39,586	$574,137	$10,955	$(791)	$22,532	$606,833

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,030	$6,325
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	13,903	13,406
Amortization and write-off of credit facility issuance costs	655	455
Amortization of unearned income and initial direct costs on direct financing leases	(4,349)	(4,449)
Payments received under direct financing leases	5,462	5,464
Equity in earnings of investments in equity investees	(3,197)	(182)
Cash distributions of earnings of equity investees	4,217	702
Non-cash effect of equity-based compensation plans	(135)	243
Non-cash compensation credit	—	(1,977)
Deferred and other tax liabilities	145	186
Unrealized losses on derivative transactions	6,460	1,113
Other, net	426	164
Net changes in components of operating assets and liabilities (See Note 9)	(32,722)	(8,160)

Net cash (used in) provided by operating activities	(2,105)	13,290

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments to acquire fixed and intangible assets	(5,489)	(2,299)
Cash distributions received from equity investees - return of investment	2,283	—
Investments in equity investees	(194)	—
Other, net	(20)	268

Net cash used in investing activities	(3,420)	(2,031)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank borrowings	127,600	130,400
Bank repayments	(98,100)	(118,900)
General partner contributions	—	37
Noncontrolling interests contributions, net of distributions	—	(2)
Distributions to common unitholders	(25,846)	(14,251)
Distributions to general partner interest	—	(2,328)
Other, net	264	847

Net cash provided by (used in) financing activities	3,918	(4,197)

Net (decrease) increase in cash and cash equivalents	(1,607)	7,062
Cash and cash equivalents at beginning of period	5,762	4,148

Cash and cash equivalents at end of period	$4,155	$11,210

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation and Consolidation

Organization

We are a growth-oriented master limited partnership focused on the midstream segment of the oil and gas industry in the Gulf Coast area of the United States. We conduct our operations through our operating subsidiaries and joint ventures. We manage our businesses through three divisions:

•	Pipeline transportation of crude oil and carbon dioxide (or CO2);

•

Refinery services involving processing of high sulfur (or “sour”) gas streams for refineries to remove the sulfur, and sale of the related by-product, sodium hydrosulfide (or NaHS, commonly pronounced nash);

•	Supply and logistics services, which includes terminaling, blending, storing, marketing, and transporting crude oil, petroleum products and CO2.

In February 2010, new investors, together with members of our executive management team, acquired our general partner. At that time, our general partner owned all our 2% general partner interest and all of our incentive distribution rights, or IDRs. In respect of its general partner interest and IDRs, our general partner was entitled to over 50% of any increased distributions we would pay in respect of our outstanding equity.

On December 28, 2010, we permanently eliminated our IDRs and converted our 2% general partner interest into a non-economic interest, which we refer to as our IDR Restructuring. We issued Class A Units, Class B Units and Waiver Units to the former stakeholders of our general partner in exchange for the elimination of our IDRs. See additional information on our outstanding equity in Note 6.

Basis of Presentation and Consolidation

The accompanying Unaudited Condensed Consolidated Financial Statements include Genesis Energy, L.P. and its operating subsidiaries, Genesis Crude Oil, L.P. and Genesis NEJD Holdings, LLC, and their subsidiaries, and Genesis Energy, LLC, our general partner. The inclusion of Genesis Energy, LLC in our Consolidated Financial Statements was effective December 28, 2010 due to our IDR Restructuring.

Our results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the fiscal year. The condensed consolidated financial statements included herein have been prepared by us without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they reflect all adjustments (which consist solely of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the financial results for interim periods. Certain information and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures are adequate to make the information presented not misleading when read in conjunction with the information contained in the periodic reports we file with the SEC pursuant to the Securities Exchange Act of 1934, including the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Except per unit amounts, or as noted within the context of each footnote disclosure, the dollar amounts presented in the tabular data within these footnote disclosures are stated in thousands of dollars.

2. Inventories

The major components of inventories were as follows:

	March 31, 2011	December 31, 2010
Crude oil	$6,609	$6,128
Petroleum products	16,831	38,588
Caustic soda	6,792	6,309
NaHS	5,323	4,387
Other	4	16

Total inventories	$35,559	$55,428

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

At March 31, 2011 and December 31, 2010 market values of our inventories exceeded recorded costs.

3. Equity Investees

We are accounting for our 50% ownership in Cameron Highway Oil Pipeline Company (“Cameron Highway”) under the equity method of accounting.

The following table reflects summarized income statement information for Cameron Highway for only one period as we did not acquire our 50% equity interest in Cameron Highway until November 23, 2010.

Three Months Ended March 31, 2011
Revenues	$15,009
Operating Income	$8,409
Net Income	$8,419

4. Intangible Assets and Goodwill

Intangible Assets

The following table reflects the components of intangible assets being amortized as of:

	March 31, 2011			December 31, 2010
	Gross Carrying Amount	Accumulated Amortization	Carrying Value	Gross Carrying Amount	Accumulated Amortization	Carrying Value
Refinery services customer relationships	$94,654	$55,382	$39,272	$94,654	$53,139	$41,515
Supply and logistics customer relationships	35,430	20,882	14,548	35,430	19,981	15,449
Refinery services supplier relationships	36,469	32,133	4,336	36,469	31,476	4,993
Refinery services licensing agreements	38,678	16,709	21,969	38,678	15,786	22,892
Supply and logistics tradenames - Davison and Grifco	18,888	9,442	9,446	18,888	7,530	11,358
Intangibles associated with supply and logistics lease	13,260	1,736	11,524	13,260	1,618	11,642
Other	16,169	1,870	14,299	13,776	1,450	12,326

Total	$253,548	$138,154	$115,394	$251,155	$130,980	$120,175

The following table reflects our estimated amortization expense for each of the five subsequent fiscal years:

Year Ended December 31,	Amortization Expense to be Recorded
Remainder of 2011	$21,746
2012	$21,881
2013	$14,280
2014	$12,015
2015	$10,216

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In the first quarter of 2011, we adjusted the useful lives of our supply and logistics trade names. As a result of this change in the amortization period of our assets, operating income and net income attributable to us for the first quarter of 2011 decreased $1.4 million, or $0.02 per common unit. The impact of this change on net income for the remainder of 2011 and 2012 is expected to total $4.2 million and $2.3 million, respectively, and not be material in future periods. The table of estimated future amortization expense above reflects this change.

Goodwill

The carrying amount of goodwill by business segment at both March 31, 2011 and December 31, 2010 was $301.9 million to refinery services and $23.1 million to supply and logistics.

5. Debt

As of March 31, 2011, we had $389.5 million borrowed under our senior secured credit facility, with $46 million of that amount designated as a loan under the inventory sublimit. Additionally, we had $5 million in letters of credit outstanding. Due to the revolving nature of loans under our credit facility, additional borrowings and periodic repayments and re-borrowings may be made until the maturity date of June 30, 2015. The total amount available for borrowings at March 31, 2011 was $130.5 million under our credit facility.

We believe the amounts included in our balance sheet for debt outstanding under our senior secured credit facility approximate fair value as interest rates reflect current market rates. At March 31, 2011, $250 million of senior unsecured notes were outstanding, which had a fair value of approximately $251.9 million.

We were in compliance with the financial covenants contained in our credit facility and indenture as of March 31, 2011.

6. Partners’ Capital, Distributions and Net Income Per Common Unit

Partners’ Capital

At March 31, 2011 and December 31, 2010, our outstanding equity consisted of 64,575,065 Class A Units and 39,997 Class B Units. Additionally 6,949,004 Waiver Units were outstanding.

Distributions

We paid or will pay the following distributions in 2010 and 2011:

Distribution For	Date Paid	Per Unit Amount	Limited Partner Interests Amount	General Partner Interest Amount	General Partner Incentive Distribution Amount	Total Amount

Fourth quarter 2009	February 2010	$0.3600	$14,251	$291	$2,037	$16,579
First quarter 2010	May 2010	$0.3675	$14,548	$297	$2,339	$17,184
Second quarter 2010	August 2010	$0.3750	$14,845	$303	$2,642	$17,790
Third quarter 2010	November 2010	$0.3875	$15,339	$313	$3,147	$18,799
Fourth quarter 2010	February 2011	$0.4000	$25,846	$—	$—	$25,846
First quarter 2011	May 2011 (1)	$0.4075	$26,331	$—	$—	$26,331

(1)	This distribution will be paid on May 13, 2011 to unitholders of record as of May 3, 2011.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Net Income Per Common Unit

The following table sets forth the computation of basic and diluted net income per common unit.

	Three Months Ended March 31,
	2011	2010
Numerators for basic and diluted net income per common unit:
Income attributable to Genesis Energy, L.P.	$7,030	$6,885
Less: General partner’s incentive distribution to be paid for the period	—	(2,339)
Less: Credit for Class B Awards	—	(1,977)

Subtotal	7,030	2,569
Less: General partner 2% ownership	—	(51)

Income available for common unitholders	$7,030	$2,518

Denominator for basic and diluted per common unit:	64,615	39,548

Basic and diluted net income per common unit	$0.11	$0.06

7. Business Segment Information

We define Segment Margin as revenues less product costs, operating expenses (excluding non-cash charges, such as depreciation and amortization), and segment general and administrative expenses, plus our equity in distributable cash generated by our equity investees. Our segment margin definition also excludes the non-cash effects of our stock appreciation rights compensation plan, and includes the non-income portion of payments received under direct financing leases. Our chief operating decision maker (our Chief Executive Officer) evaluates segment performance based on a variety of measures including Segment Margin, segment volumes where relevant and maintenance capital investment.

In the first quarter of 2011, we reorganized our operating segments as a result of a change in the way our Chief Executive Officer evaluates the performance of operations, develops strategy and allocates capital resources. The results of our CO2 marketing activities and processing of syngas through a joint venture, formerly reported in the Industrial Gases Segment, are now included in our Supply and Logistics Segment. The change in operating segments had no impact on our reportable units for goodwill purposes. The historical segment disclosures have been recast to be consistent with the current presentation. This recast also included combining revenues and costs and expenses for our industrial gases activities shown separately in our Unaudited Condensed Consolidated Statements of Operations in the 2010 period with revenues and costs and expenses for our supply and logistics activities.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Pipeline Transportation	Refinery Services	Supply & Logistics	Total
Three Months Ended March 31, 2011
Segment margin (a)	$17,682	$17,948	$13,525	$49,155

Maintenance capital expenditures	$187	$207	$385	$779

Revenues:
External customers	$12,593	$49,583	$627,622	$689,798
Intersegment (b)	1,862	(2,037)	175	—

Total revenues of reportable segments	$14,455	$47,546	$627,797	$689,798

Three Months Ended March 31, 2010
Segment margin (a)	$10,399	$13,260	$7,006	$30,665

Maintenance capital expenditures	$56	$459	$110	$625

Revenues:
External customers	$11,412	$31,370	$423,749	$466,531
Intersegment (b)	2,246	(1,868)	(378)	—

Total revenues of reportable segments	$13,658	$29,502	$423,371	$466,531

a)	A reconciliation of Segment Margin to income before income taxes for the periods presented is as follows:

	Three Months Ended March 31,
	2011	2010
Segment margin	$49,155	$30,665
Corporate general and administrative expenses	(7,384)	(5,430)
Depreciation and amortization	(13,903)	(13,406)
Net gain (loss) on disposal of surplus assets	11	(80)
Interest expense	(8,699)	(3,204)
Non-cash expenses not included in segment margin	(7,435)	(224)
Other items excluded from income affecting segment margin	(4,415)	(1,305)

Income before income taxes	$7,330	$7,016

b)	Intersegment sales were conducted on an arm’s length basis.

8. Transactions with Related Parties

Sales, purchases and other transactions with affiliated companies, in the opinion of management, are conducted under terms no more or less favorable than then-existing market conditions. Affiliates of Denbury Resources, Inc.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

sold its interests in our general partner on February 5, 2010. Transactions with Denbury are included in the table below as related party transactions through February 5, 2010.

The transactions with related parties were as follows:

	Three Months Ended March 31,
	2011	2010

Petroleum products sales to an affiliate of the Robertson Group	$9,721	$—
Marine operating fuel and expenses provided by an affiliate of the Robertson Group	1,040	—
Sales of CO2 to Sandhill	543	536
Petroleum products sales to Davison family businesses	242	215
Operations, general and administrative services provided by our general partner (1)	—	11,305
Truck transportation services provided to Denbury	—	182
Pipeline transportation services provided to Denbury	—	1,364
Payments received under direct financing leases from Denbury	—	5,464
Pipeline transportation income portion of direct financing lease fees from Denbury	—	1,502
Pipeline monitoring services provided to Denbury	—	10
CO2 transportation services provided by Denbury	—	373

(1)	Our general partner became a wholly-owned subsidiary in December 2010.

Amounts due to and from Related Parties

At March 31, 2011 and December 31, 2010, an affiliate of the Robertson Group owed us $2.9 million and $1.4 million, respectively, for petroleum products purchases, and we owed the affiliate $0.4 million and $0.2 million, respectively, for marine-related costs. Sandhill owed us $0.2 million for purchases of CO2 at March 31, 2011 and December 31, 2010.

9. Supplemental Cash Flow Information

The following table provides information regarding the net changes in components of operating assets and liabilities.

	Three Months Ended March 31,
	2011	2010
Decrease (increase) in:
Accounts receivable	$(96,899)	$5,521
Inventories	20,211	(9,502)
Other current assets	(7,890)	(2,609)
Increase (decrease) in:
Accounts payable	51,249	1,462
Accrued liabilities	607	(3,032)

Net changes in components of operating assets and liabilities	$(32,722)	$(8,160)

Payments of interest and commitment fees were $3.1 million and $2.7 million for the three months ended March 31, 2011 and 2010, respectively.

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

At March 31, 2011, we had incurred liabilities for fixed asset and intangible asset additions totaling $0.6 million that had not been paid at the end of the first quarter, and, therefore, are not included in the caption “Payments to acquire fixed and intangible assets” under investing activities on the Unaudited Consolidated Statements of Cash Flows. At March 31, 2010, we had incurred $1.3 million of such liabilities that had not been paid at that date and are not included in “Payments to acquire fixed and intangible assets” and “Other, net” under investing activities.

10. Derivatives

Commodity Derivatives

At March 31, 2011, we had the following outstanding derivative commodity futures, forwards and options contracts that were entered into to hedge inventory or fixed price purchase commitments:

	Sell (Short) Contracts	Buy (Long) Contracts
Designated as hedges under accounting rules:
Crude oil futures:
Contract volumes (1,000 bbls)	19	—
Weighted average contract price per bbl	$91.96	$—
Not qualifying or not designated as hedges under accounting rules:
Crude oil futures:
Contract volumes (1,000 bbls)	116	99
Weighted average contract price per bbl	$99.23	$105.38
Heating oil futures:
Contract volumes (1,000 bbls)	181	—
Weighted average contract price per gal	$2.92	$—
RBOB gasoline futures:
Contract volumes (1,000 bbls)	8	—
Weighted average contract price per gal	$3.05	$—
#6 Fuel oil futures:
Contract volumes (1,000 bbls)	394	45
Weighted average contract price per bbl	$86.97	$96.07
Crude oil forwards:
Contract volumes (1,000 bbls)	122	122
Weighted average contract price per bbl	$110.37	$118.79
Crude oil written calls:
Contract volumes (1,000 bbls)	235	—
Weighted average premium received	$3.69	$—

Financial Statement Impacts

The following tables reflected the estimated fair value gain (loss) position of our hedge derivatives and related inventory impact for qualifying hedges at March 31, 2011 and December 31, 2010:

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Derivative Assets and Liabilities

	Asset Derivatives
	Unaudited Consolidated Balance Sheets Location
		Fair Value
		March 31, 2011	December 31, 2010
Commodity derivatives - futures and call options:
Hedges designated under accounting guidance as fair value hedges	Other Current Assets	$4	$14
Undesignated hedges	Other Current Assets	214	493

Total asset derivatives		$218	$507

	Liability Derivatives
	Unaudited Consolidated Balance Sheets Location
		Fair Value
		March 31, 2011		December 31, 2010
Commodity derivatives - forwards futures and call options:
Hedges designated under accounting guidance as fair value hedges	Other Current Assets	$(309	) (1)	$(191	) (1)
Undesignated hedges	Other Current Assets	(8,678	) (1)	(2,283	) (1)

Total liability derivatives		(8,987)		(2,474)

(1)	These derivative liabilities have been funded with margin deposits recorded in our Unaudited Consolidated Balance Sheets in Other Current Assets.

`	Effect on Unaudited Consolidated Statements of Operations and Other Comprehensive Income
	Amount of Gain (Loss) Recognized in Income
	Supply & Logistics Product Costs			Interest Expense Reclassified from AOCL		Other Comprehensive Loss Effective Portion
	Three Months Ended March 31,			Three Months Ended March 31,		Three Months Ended March 31,
	2011		2010	2011	2010	2011	2010
Commodity derivatives - forwards futures and call options:
Contracts designated as hedges under accounting guidance	$(261	) (1)	$274 (1)	$—	$—	$—	$—
Contracts not considered hedges under accounting guidance	(18,253)		(552)	—	—	—	—

Total commodity derivatives	(18,514)		(278)	—	—	—	—
Interest rate swaps designated as cash flow hedges under accounting guidance	—		—	—	(280)	—	(204)

Total derivatives	$(18,514)		$(278)	$—	$(280)	$—	$(204)

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Represents the amount of loss recognized in income for derivatives related to the fair value hedge of inventory. The amount excludes the gain on the hedged inventory under the fair value hedge of $0.6 million and $0.1 million for March 31, 2011 and March 31, 2010, respectively.

11. Fair-Value Measurements

The following table sets forth by level within the fair value hierarchy our financial assets and liabilities that were accounted for at fair value on a recurring basis as of March 31, 2011. As required by fair value accounting guidance, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value requires judgment and may affect the placement of assets and liabilities within the fair value hierarchy levels.

	Fair Value at March 31, 2011			Fair Value at December 31, 2010
Recurring Fair Value Measures	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Commodity derivatives:
Assets	$218	$—	$—	$507	$—	$—
Liabilities	$(7,960)	$(1,027)	$—	$(2,474)	$—	$—

Level 1

Included in Level 1 of the fair value hierarchy as commodity derivative contracts are exchange-traded futures and exchange-traded option contracts. The fair value of these exchange-traded derivative contracts is based on unadjusted quoted prices in active markets and is, therefore, included in Level 1 of the fair value hierarchy.

Level 2

Level 2 fair values are based on pricing inputs other than quoted prices in active markets (as reflected in Level 1 fair values) and are either directly or indirectly observable as of the measurement date. Level 2 fair values include instruments that are valued using financial models or other appropriate valuation methodologies. Such financial models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, the time value of money, volatility factors, current market and contractual prices for the underlying instruments and other relevant economic measures. Substantially all of these assumptions are: (i) observable in the marketplace throughout the full term of the instrument; (ii) can be derived from observable data; or (iii) are validated by inputs other than quoted prices (e.g., interest rate and yield curves at commonly quoted intervals). Our Level 2 fair values consist of forward commodity derivative instruments. The fair values of these derivative instruments are based on observable price quotes for similar products and locations.

Level 3

At March 31, 2011, we had no Level 3 fair value measurements. Included within Level 3 of the fair value hierarchy at March 31, 2010 were our interest rate swaps. These swaps were settled in July 2010 in connection with the acquisition of the 51% of DG Marine we did not own and the termination of DG Marine’s credit facility.

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for our derivatives measured at fair value using inputs classified as Level 3 in the fair value hierarchy:

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31,
2010
Balance at beginning of period	(1,688)
Realized and unrealized gains (losses)-Reclassified into interest expense for settled contracts	280
Included in other comprehensive income	(204)

Balance at end of period	$(1,612)

Total amount of losses for the three months ended included in earnings attributable to the change in unrealized losses relating to liabilities still held at March 31, 2010	$(21)

See Note 10 for additional information on our derivative instruments.

We generally apply fair value techniques on a non-recurring basis associated with (1) valuing potential impairment loss related to goodwill, (2) valuing asset retirement obligations, and (3) valuing potential impairment loss related to long-lived assets.

12. Contingencies

We are subject to various environmental laws and regulations. Policies and procedures are in place to monitor compliance and to detect and address any material releases of crude oil from our pipelines or other facilities; however, no assurance can be made that such environmental releases may not substantially affect our business.

We are subject to lawsuits in the normal course of business, as well as examinations by tax and other regulatory authorities. We do not expect such matters presently pending to have a material adverse effect on our financial position, results of operations, or cash flows.

13. Condensed Consolidating Financial Information

The $250 million Senior Unsecured Notes co-issued by Genesis Energy, L.P. and Genesis Energy Finance Corporation are fully and unconditionally guaranteed jointly and severally by all of Genesis Energy, L.P.’s subsidiaries, except Genesis Free State Pipeline, LLC, Genesis NEJD Pipeline, LLC and certain other minor subsidiaries. Genesis NEJD Pipeline, LLC is 100% owned by Genesis Energy, L.P., the parent company. The remaining non-guarantor subsidiaries are owned by Genesis Crude Oil, L.P., a guarantor subsidiary. Genesis Energy Finance Corporation has no independent assets or operations. See Note 10 for additional information regarding our consolidated debt obligations.

As a result of the IDR Restructuring on December 28, 2010 (see Note 1), each subsidiary guarantor and the subsidiary co-issuer are 100% owned, directly or indirectly, by Genesis Energy, L.P.

The following is condensed consolidating financial information for Genesis Energy, L.P. and subsidiary guarantors:

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	March 31, 2011
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$3	$—	$3,768	$384	$—	$4,155
Other current assets	611,373	—	314,490	24,503	(625,726)	324,640

Total current assets	611,376	—	318,258	24,887	(625,726)	328,795

Fixed Assets, at cost	—	—	298,970	75,509	—	374,479
Less: Accumulated depreciation	—	—	(106,657)	(7,463)	—	(114,120)

Net fixed assets	—	—	192,313	68,046	—	260,359

Goodwill	—	—	325,046	—	—	325,046
Other assets, net	14,040	—	304,076	165,581	(170,572)	313,125
Equity investees and other investments	—	—	340,325	—	—	340,325
Investments in subsidiaries	672,502	—	84,749	—	(757,251)	—

Total assets	$1,297,918	$—	$1,564,767	$258,514	$(1,553,549)	$1,567,650

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$7,970	$—	$871,206	$3,290	$(625,261)	$257,205
Senior secured credit facilities	389,500	—	—	—	—	389,500
Senior unsecured notes	250,000	—	—	—	—	250,000
Deferred tax liabilities	—	—	14,854	—	—	14,854
Other liabilities	—	—	5,643	170,381	(170,381)	5,643

Total liabilities	647,470	—	891,703	173,671	(795,642)	917,202

Partners’ capital	650,448	—	673,064	84,843	(757,907)	650,448

Total liabilities and partners’ capital	$1,297,918	$—	$1,564,767	$258,514	$(1,553,549)	$1,567,650

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2010
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$—	$5,082	$679	$—	$5,762
Other current assets	584,967	—	245,240	20,620	(604,051)	246,776

Total current assets	584,968	—	250,322	21,299	(604,051)	252,538

Fixed Assets, at cost	—	—	297,832	75,507	—	373,339
Less: Accumulated depreciation	—	—	(101,472)	(6,811)	—	(108,283)

Net fixed assets	—	—	196,360	68,696	—	265,056

Goodwill	—	—	325,046	—	—	325,046
Other assets, net	14,695	—	310,808	166,616	(171,458)	320,661
Equity investees and other investments	—	—	343,434	—	—	343,434
Investments in subsidiaries	682,641	—	83,323	—	(765,964)	—

Total assets	$1,282,304	$—	$1,509,293	$256,611	$(1,541,473)	$1,506,735

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,040	$—	$805,381	$2,172	$(603,879)	$206,714
Senior secured credit facilities	360,000	—	—	—	—	360,000
Senior unsecured notes	250,000	—	—	—	—	250,000
Deferred tax liabilities	—	—	15,193	—	—	15,193
Other liabilities	—	—	5,564	171,266	(171,266)	5,564

Total liabilities	613,040	—	826,138	173,438	(775,145)	837,471

Partners’ capital	669,264	—	683,155	83,173	(766,328)	669,264

Total liabilities and partners’ capital	$1,282,304	$—	$1,509,293	$256,611	$(1,541,473)	$1,506,735

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2011
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
REVENUES:
Supply and logistics	$—	$—	$627,797	$—	$—	$627,797
Refinery services	—	—	47,510	4,480	(4,444)	47,546
Pipeline transportation services	—	—	7,921	6,534	—	14,455

Total revenues	—	—	683,228	11,014	(4,444)	689,798

COSTS AND EXPENSES:
Supply and logistics costs	—	—	621,364	—	—	621,364
Refinery services operating costs	—	—	29,518	4,220	(4,152)	29,586
Pipeline transportation operating costs	—	—	3,909	161	—	4,070
General and administrative	—	—	8,054	—	—	8,054
Depreciation and amortization	—	—	13,254	649	—	13,903
Net loss on disposal of surplus assets	—	—	(11)	—	—	(11)

Total costs and expenses	—	—	676,088	5,030	(4,152)	676,966

OPERATING (LOSS) INCOME	—	—	7,140	5,984	(292)	12,832
Equity in earnings of joint ventures	—	—	3,197	—	—	3,197
Equity in earnings of subsidiaries	15,708	—	1,716	—	(17,424)	—
Interest (expense) income	(8,678)	—	4,259	(4,280)	—	(8,699)

(Loss) income before income taxes	7,030	—	16,312	1,704	(17,716)	7,330
Income tax (expense) benefit	—	—	(264)	(36)	—	(300)

NET (LOSS) INCOME	7,030	—	16,048	1,668	(17,716)	7,030
Net loss attributable to noncontrolling interests	—	—	—	—	—	—

NET (LOSS) INCOME ATTRIBUTABLE TO GENESIS ENERGY, L.P.	$7,030	$—	$16,048	$1,668	$(17,716)	$7,030

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2010
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
REVENUES:
Supply and logistics	$—	$—	$423,371	$—	$—	$423,371
Refinery services	—	—	29,179	2,353	(2,030)	29,502
Pipeline transportation services	—	—	7,037	6,621	—	13,658

Total revenues	—	—	459,587	8,974	(2,030)	466,531

COSTS AND EXPENSES:
Supply and logistics costs	—	—	416,057	—	—	416,057
Refinery services operating costs	—	—	15,853	2,115	(1,741)	16,227
Pipeline transportation operating costs	—	—	4,305	124	—	4,429
General and administrative	—	—	6,294	—	—	6,294
Depreciation and amortization	—	—	12,758	648	—	13,406
Net loss on disposal of surplus assets	—	—	80	—	—	80

Total costs and expenses	—	—	455,347	2,887	(1,741)	456,493

OPERATING (LOSS) INCOME	—	—	4,240	6,087	(289)	10,038
Equity in earnings of joint ventures	—	—	182	—	—	182
Equity in earnings of subsidiaries	6,885	—	1,771	—	(8,656)	—
Interest (expense) income	—	—	1,162	(4,366)	—	(3,204)

(Loss) income before income taxes	6,885	—	7,355	1,721	(8,945)	7,016
Income tax (expense) benefit	—	—	(691)	—	—	(691)

NET (LOSS) INCOME	6,885	—	6,664	1,721	(8,945)	6,325
Net loss attributable to noncontrolling interests	—	—	560	—	—	560

NET (LOSS) INCOME ATTRIBUTABLE TO GENESIS ENERGY, L.P.	$6,885	$—	$7,224	$1,721	$(8,945)	$6,885

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2011
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
Net cash provided by operating activities	$(29,498)	$—	$26,801	$585	$7	$(2,105)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments to acquire fixed and intangible assets	—	—	(5,489)	—	—	(5,489)
Distributions from joint ventures - return of investment	25,846	—	2,283	—	(25,846)	2,283
Investments in joint ventures and other investments	—	—	(194)	—	—	(194)
Repayments on loan to non-guarantor subsidiary	—	—	887	—	(887)	—
Other, net	—	—	(20)	—	—	(20)

Net cash used in investing activities	25,846	—	(2,533)	—	(26,733)	(3,420)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank borrowings	127,600	—	—	—	—	127,600
Bank repayments	(98,100)	—	—	—	—	(98,100)
Credit facility and senior unsecured notes issuance fees	—	—	—	—	—	—
Issuance of ownership interests to partners for cash	—	—	—	—	—	—
Noncontrolling interests contributions, net of distributions	—	—	—	—	—	—
Acquisition of noncontrolling interest in DG Marine	—	—	—	—	—	—
Distributions to partners/owners	(25,846)	—	(25,846)	—	25,846	(25,846)
Other, net	—	—	264	(880)	880	264

Net cash provided by (used in) financing activities	3,654	—	(25,582)	(880)	26,726	3,918

Net increase (decrease) in cash and cash equivalents	2	—	(1,314)	(295)	—	(1,607)
Cash and cash equivalents at beginning of period	1	—	5,082	679	—	5,762

Cash and cash equivalents at end of period	$3	$—	$3,768	$384	$—	$4,155

GENESIS ENERGY, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2010
	Genesis Energy, L.P. (Parent and Co-Issuer)	Genesis Energy Finance Corporation (Co-Issuer)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Genesis Energy, L.P. Consolidated
Net cash provided by operating activities	$—	$—	$12,240	$1,043	$7	$13,290

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments to acquire fixed and intangible assets	—	—	(2,271)	(28)	—	(2,299)
Distributions from joint ventures - return of investment	16,578	—	—	—	(16,578)	—
Investments in joint ventures and other investments	1,940	—	—	—	(1,940)	—
Repayments on loan to non-guarantor subsidiary	—	—	801	—	(801)	—
Other, net	—	—	268	—	—	268

Net cash used in investing activities	18,518	—	(1,202)	(28)	(19,319)	(2,031)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank borrowings	—	—	130,400	—	—	130,400
Bank repayments	—	—	(118,900)	—	—	(118,900)
Credit facility and senior unsecured notes issuance fees	—	—	—	—	—	—
Issuance of ownership interests to partners for cash	(1,940)	—	37	—	1,940	37
Noncontrolling interests contributions, net of distributions	—	—	—	—	(2)	(2)
Acquisition of noncontrolling interest in DG Marine	—	—	—	—	—	—
Distributions to partners/owners	(16,578)	—	(16,581)	—	16,580	(16,579)
Other, net	—	—	847	(794)	794	847

Net cash provided by (used in) financing activities	(18,518)	—	(4,197)	(794)	19,312	(4,197)

Net increase (decrease) in cash and cash equivalents	—	—	6,841	221	—	7,062
Cash and cash equivalents at beginning of period	2	—	3,884	262	—	4,148

Cash and cash equivalents at end of period	$2	$—	$10,725	$483	$—	$11,210